UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

_______________________

Date of Report (Date of earliest event reported):	May 31, 2013

              BOWL AMERICA INCORPORATED

(Exact name of registrant as specified in its charter)

Maryland	01-7829	54-0646173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  6446 Edsall Road, Alexandria, VA 22312

(Address of principal executive offices, including zip code)

           (703) 941-6300

(Registrant’s telephone number, including area code)

           Not Applicable

(Former name or former address, if changed since last report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously reported, on May 20, 2013, Bowl America of Florida, Inc. (“Seller”), a wholly owned subsidiary of Bowl America Incorporated (the “Company”), entered into a purchase and sale letter of understanding (the “Purchase Agreement”) with Rollins College, a private college located in the State of Florida (“Rollins College”). On May 31, 2013, pursuant to the terms of the Purchase Agreement, the Seller sold the real property, building and its contents (other than personal property excluded from the sale) located at 1111 West Fairbanks Avenue, Winter Park, Florida 32789 (the “Property”) to Rollins College (the “Transaction”). The purchase price for the Transaction was Two Million Eight Hundred Fifty Thousand Dollars ($2,850,000).

The forgoing summary does not purport to be complete and is qualified in its entirety by the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

On June 3, 2013, the Company issued a press release announcing the closing of the Transaction. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01(d)	Financial Statements and Exhibits.

Exhibit 2.1	Purchase and Sale Letter of Understanding, effective May 20, 2013, by and between Bowl America of Florida, Inc. and Rollins College (incorporated by reference to Exhibit 2.1 from Form 8-K filed on May 21, 2013).

Exhibit 99.1	Press release dated June 3, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOWL AMERICA INCORPORATED

Date: June 3, 2013	By:	/s/ Leslie H. Goldberg
Leslie H. Goldberg
President

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